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                                                                 EXHIBIT 8.1


                               May 1, 1997

Koll Real Estate Group, Inc.
4343 Von Karman Avenue
Newport Beach, California 92660

     Re:  Registration Statement on Form S-4; File No. 333-22121
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Ladies and Gentlemen:

     We have acted as counsel to Koll Real Estate Group, Inc. (the "Company") in connection with the above-referenced Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of Common Stock of the Company to be offered under the circumstances described in the Registration Statement. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Registration Statement.

     We have reviewed the information that appears under the caption "Material Federal Income Tax Consequences" in the Registration Statement and any subsequent amendment thereto and we confirm our opinion as expressed therein. Furthermore, in our opinion, subject to the qualifications and limitations set forth therein, such information is an accurate summary of the material United States federal income tax considerations applicable to the Exchange Offers and the Prepackaged Plan.

     Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement, and to the references to this firm under the captions "Federal Income Tax Consequences Of The Exchange Offers and The Prepackaged Plan To Holders Of Outstanding Securities" as having passed upon certain federal income tax matters in connection with the Exchange Offers and the Prepackaged Plan. In giving our consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                       Sincerely,

                                       McDERMOTT, WILL & EMERY

                                       /s/ McDERMOTT, WILL & EMERY